AMENDMENT NO. [9]

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of [November __, 2018], amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco Oppenheimer Intermediate Term Municipal Fund, Invesco Oppenheimer Municipal Fund, Invesco Oppenheimer Rochester AMT-Free Municipal Fund, Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund, Invesco Oppenheimer Rochester California Municipal Fund, Invesco Oppenheimer Rochester Municipals Fund, Invesco Oppenheimer Rochester High Yield Municipal Fund, Invesco Oppenheimer Rochester Limited Term California Municipal Fund, Invesco Oppenheimer Rochester Limited Term New York Municipal Fund, Invesco Oppenheimer Rochester New Jersey Municipal Fund, and Invesco Oppenheimer Rochester Pennsylvania Municipal Fund;

NOW, THEREFORE, the parties agree that;

1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Tax-Exempt Cash Fund	June 1, 2000
Invesco Limited Term Municipal Income Fund	June 1, 2000
Invesco High Yield Municipal Fund	February 12, 2010
Invesco Intermediate Term Municipal Income Fund	February 12, 2010
Invesco Municipal Income Fund	February 12, 2010
Invesco New York Tax Free Income Fund	February 12, 2010
Invesco Oppenheimer Intermediate Term Municipal Fund	[November __, 2018]
Invesco Oppenheimer Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester AMT-Free Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund	[November __, 2018]

Invesco Oppenheimer Rochester California Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester Municipals Fund	[November __, 2018]
Invesco Oppenheimer Rochester High Yield Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester Limited Term California Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester Limited Term New York Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester New Jersey Municipal Fund	[November __, 2018]
Invesco Oppenheimer Rochester Pennsylvania Municipal Fund	[November __, 2018]

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Limited Term Municipal Income Fund

Net Assets	Annual Rate
First $500 million	0.30%
Over $500 million to and including $1 billion	0.25%
Over $1 billion	0.20%

Invesco Tax-Exempt Cash Fund

Net Assets	Annual Rate
All Assets	0.20%

Invesco High Yield Municipal Fund

Net Assets	Annual Rate
First $300 million	0.60%
Next $300 million	0.55%
Over $600 million	0.50%

Invesco Intermediate Term Municipal Income Fund

Invesco Municipal Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Over $500 million	0.45%

Invesco New York Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Over $500 million	0.445	%”

Invesco Oppenheimer Intermediate Term Municipal Fund*

Invesco Oppenheimer Municipal Fund*

Invesco Oppenheimer Rochester AMT-Free Municipal Fund*

Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund*

Invesco Oppenheimer Rochester California Municipal Fund*

Invesco Oppenheimer Rochester Municipals Fund*

Invesco Oppenheimer Rochester High Yield Municipal Fund*

Invesco Oppenheimer Rochester Limited Term California Municipal Fund*

Invesco Oppenheimer Rochester Limited Term New York Municipal Fund*

Invesco Oppenheimer Rochester New Jersey Municipal Fund*

Invesco Oppenheimer Rochester Pennsylvania Municipal Fund*

Net Assets	Annual Rate

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Funds under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM TAX-EXEMPT FUNDS
(INVESCO TAX-EXEMPT FUNDS)

Attest:	By:
Assistant Secretary	Jeffrey H. Kupor
Senior Vice President

INVESCO ADVISERS, INC.

Attest:	By:
Assistant Secretary	Jeffrey H. Kupor
Senior Vice President